Exhibit 4.2

[FORM OF COMMON STOCK WARRANT CERTIFICATE]

[Number]

Common Stock Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

PROVECTUS BIOPHARMACEUTICALS, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP 74373P 116

Warrant Certificate

This Warrant Certificate certifies that                     , or registered assigns, is the registered holder of warrant(s) (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement (as defined on the reverse hereof).

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of the shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $0.85 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Provectus Biopharmaceuticals, Inc.,
a Delaware corporation

By:
Name:	Peter R. Culpepper
Title:	Chief Financial Officer

Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent

By:
Name:
Title:

[Form of Common Stock Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of June     , 2015 (the “Warrant Agreement”), duly executed and delivered by the Company to Broadridge Corporate Issuer Solutions, Inc., as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in Section 3.3 of the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares to the order of Provectus Biopharmaceuticals, Inc. (the “Company”) in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                     , whose address is and that such shares be delivered to whose address is                     . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 3.3.7 of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 3.3.7 of the Warrant Agreement.

a “Cash Exercise” with respect to Warrant Shares;

and/or

a “Cashless Exercise” with respect to Warrant Shares, resulting in a delivery obligation by the Company to the Holder of shares of Common Stock representing the applicable Net Number, subject to adjustment.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

Date: , 20	(Signature)

(Address)

(Tax Identification Number)